OMB APPROVAL OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden Hours per response.........28.0

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

PARTNERS TRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31277 (Commission File Number)	75-2993918 (IRS Employer Identification No.)

233 Genesee Street, Utica, New York 13501
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (315) 768-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

On October 26, 2005, Partners Trust Financial Group, Inc. (the "Company") issued a press release announcing certain management promotions. Steven A. Covert, Executive Vice President, Chief Operating Officer and Chief Financial Officer has been promoted to Senior Executive Vice President and Chief Operating Officer and J. Daniel Mohr, the Company's Vice President of Finance has been promoted to Senior Vice President and Chief Financial Officer.

Information relating to Mr. Covert required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K was included in the Company's proxy statement filed with the Securities and Exchange Commission on March 15, 2005, and is hereby incorporated by reference.

J. Daniel Mohr, 40, has been with the Company since December 2004. Prior to his promotion as Senior Vice President and Chief Financial Officer, Mr. Mohr was the Company's Vice President of Finance. Prior to joining the Company, Mr. Mohr was the Chief Financial Officer of Pioneer Management Group, a commercial real estate development and property management company, from October 1999 to November 2004. From July 1993 to July 1999, Mr. Mohr served as the Chief Financial Officer for Skaneateles Bank. Mr. Mohr is a Certified Public Accountant.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Description

99.1 Press Release dated October 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTNERS TRUST FINANCIAL GROUP, INC.
(Registrant)

/s/ J. Daniel Mohr

J. Daniel Mohr

Senior Vice President,

Chief Financial Officer and Secretary

Date: October 26, 2005

EXHIBIT INDEX

Exhibit No. Description

99.1 Press Release dated October 26, 2005.